INVESTMENT SUB-ADVISORY AGREEMENT


J.P Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

Dear Sir or Madam:

     This Agreement, executed this 30th day of September, 1999, and effective the first day of October, 1999, between J.P. Morgan Investment Management Inc., a Delaware corporation (the "Adviser") and LSA Asset Management LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, LSA Variable Series Trust, a Delaware business trust (the "Trust") has entered into an advisory agreement with the Manager (the "Investment Advisory Agreement"), pursuant to which Manager will act as adviser to the J.P. Morgan Disciplined Equity Fund (the "Fund"), a series of the Trust.

     WHEREAS, The Manager is authorized, with the approval of the Board of Trustees of the Trust (the "Board" or "Trustees" as the context requires), to retain the Adviser to provide investment advisory services to the Fund.

     WHEREAS, The parties hereto wish to enter into an agreement whereby the Adviser will provide investment advisory services to the Fund.

     NOW THEREFORE, In consideration of the mutual covenants herein contained, the Manager and the Adviser agree as follows:

     1. APPOINTMENT

     The Manager hereby appoints the Adviser to render certain investment advisory services to the Fund as set forth herein. The Adviser hereby accepts such appointment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

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     2. SERVICES AS INVESTMENT ADVISER

     Subject to the supervision of the Manager and the Board, and in cooperation with any administrator appointed by the Manager (the "Administrator"), the Adviser shall (a) manage the Fund's assets in accordance with the investment objectives, restrictions and limitations of the Fund, as set forth in the Trust's most recent Registration Statement, subject to the Guidelines (as such term is defined below); (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In providing these services, the Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. The Adviser shall provide the Fund's custodian (as defined below) on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Manager with such information upon request of the Manager. The Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund. The Manager shall instruct the custodian of the Fund and other parties providing services to the Fund to promptly forward misdirected proxy materials to the Adviser.

     The Adviser shall provide to the Manager a copy of its Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom Adviser wishes to have authorized to give written and/or oral instructions to the Fund's custodian.

     Copies of the Registration Statement of the Trust, as currently in effect, have been delivered to the Adviser. The Manager agrees, on an ongoing basis, to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement.

     The Manager shall provide the Adviser with a copy of the Trust's agreement with the custodian designated to hold the assets of the Fund (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Fund shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Adviser shall have no liability for the acts or omissions of the Custodian unless such act or omission is required by and taken in good faith and without negligence by the Custodian in reliance upon improper instruction(s) given to the Custodian by a representative of the Adviser, which improper instruction(s) is due to the gross negligence or willful misconduct of the Adviser, properly authorized to give such instruction(s) under the Custody Agreement. Any assets added to the Fund shall be delivered directly to the Custodian.

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     The Manager  agrees on an on-going basis to provide or cause to be provided to the Adviser guidelines, to be revised as provided below (the "Guidelines"), setting forth limitations, by dollar amount or percentage of net assets, on the types of securities in which the Fund is permitted to invest or investment activities in which the Fund is permitted to engage. Among other matters, the Guidelines shall set forth clearly the limitations imposed upon the Fund as a result of relevant diversification requirements under state and federal law pertaining to insurance products, including, without limitation, the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Guidelines shall remain in effect until 12:00 p.m. on the third business day following actual receipt by the Adviser of a written notice, denominated clearly as such, setting forth revised Guidelines. The Adviser shall be permitted to rely on the most recent Guidelines delivered to it. The Manager agrees that the Adviser may rely on the Guidelines without independent verification of their accuracy and that the Adviser will reasonably use its best judgment to interpret the Guidelines.

     The Manager shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M and Section 817(h) of the Code. In connection with such compliance tests, the Manager shall prepare and provide reports to the Adviser within ten (10) business days of a calendar quarter end relating to the diversification of the Fund under Subchapter M and
Section 817(h) of the Code. The Adviser shall review such reports for purposes of determining compliance with such diversification requirements. If it is determined that the Fund is not in compliance with the diversification requirements noted above, the Adviser, in consultation with the Manager, will take prompt action to bring the Fund back into compliance within the time permitted under the Code (the Adviser's "Tax Compliance Responsibilities").

     The Adviser shall for all purposes herein be deemed to be an independent contractor. The Adviser has no authority to act for or represent the Trust or the Fund in any way except to direct securities transactions pursuant to its investment advice hereunder. The Adviser is not an agent of the Manager, the Trust or the Fund.

     3. BROKERAGE.

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and will continually monitor such factors. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion.

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

     In no instance will the Fund's assets be purchased from or sold to the Manager, Adviser, the Trust's principal underwriter, or any affiliated person of such persons, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and the 1934 Act.

     4. INFORMATION PROVIDED TO THE MANAGER.

     The Adviser will keep the Manager informed of developments materially affecting the Fund.

     5. STANDARD OF CARE.

     The Adviser shall exercise its best judgment in rendering the services described in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     6. COMPENSATION.

     In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Adviser the fee as set forth in Exhibit A. Such fees will be computed daily and payable no later than the 20th business day following the end of each month. The fee for the period from the initial capitalization of the Trust to the end of the month during which such capitalization shall have occurred shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

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

     7. EXPENSES.

     Except for expenses specifically assumed or agreed to be paid by the Adviser pursuant hereto, the Adviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase of sale of securities or other investment instruments with respect to the Fund, and (c) custodian fees and expenses. The Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

     8. SERVICES TO OTHER COMPANIES OR ACCOUNTS.

     The Manager understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and the Manager has no objection to the Adviser so acting, provided that whenever the Trust and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Adviser agrees to allocate similarly opportunities to sell securities. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Fund. In addition, the Manager understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     9. BOOKS AND RECORDS.

     The Adviser shall maintain in compliance with the Investment Company Act of 1940 (the "1940 Act") all books and records with respect to transactions involving the assets of the Fund for which the Adviser has responsibility. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Manager copies of any of such records upon the Fund's or the Manager's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Investment Advisers Act of 1940, as amended, for the period specified in the rule.

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

     The Adviser shall provide to the Manager or the Board such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Manager or Board may reasonably request.

     10. TERMINATION OF AGREEMENT.

     This Agreement shall become effective as of the date of its execution and shall continue in effect for a period more than two years from the date of execution only so long as such continuance is specifically approved by the Trustees at the times and in the manner required by Section 15(a) and (c) of the 1940 Act and rules thereunder.

     Pursuant  to  an  Order  of  the  Commission,  the  Manager  may  engage  a sub-adviser without first obtaining approval of the investment advisory agreement by a vote of a majority of the outstanding voting securities of the Fund. This Agreement shall become effective upon its approval by the Board. The Adviser shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement may be terminated, at any time, without penalty, by the Manager or Trustees on sixty (60) days' written notice to the Adviser or by the Adviser on sixty (60) days' written notice to the Manager.

     The Agreement will terminate automatically in the event of assignment. The agreement will terminate automatically upon the termination of the Investment Advisory Agreement.

     11. INDEMNIFICATION.

     (a) The Manager shall indemnify and hold harmless the Adviser, its officers, directors and affiliates and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ("Affiliates") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) ("Liabilities") directly arising out of any service, other than as provided in paragraph (b) of this Section 11, to be rendered under this Agreement except Liabilities resulting from willful misfeasance, bad faith or gross negligence in the performance of Adviser's duties. The Manager shall not be liable for any consequential or incidental damages. The Adviser's complete compliance with the Guidelines referenced in
Section 2 may serve to mitigate conduct otherwise considered willful misfeasance, bad faith or gross negligence.

     (b) With regard to the Adviser's Tax Compliance Responsibilities as set forth in Section 2, the Manager shall not indemnify and hold harmless Adviser for any negligent conduct or for Adviser's not taking any corrective action required to be taken based on consultations with Manager.

     (c) The Adviser shall indemnify and hold harmless the Manager and its Affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act, Allstate Life Insurance Company and its
Affiliates, including their separate accounts, which may invest in the Fund (collectively, the "Life Company") against any Liabilities directly arising out of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, and further, with regard to the Adviser's Tax Compliance Responsibilities, shall indemnify Manager, Affiliates, and the Life Company for Liabilities directly resulting from Adviser's negligent conduct, or for Adviser's failing to take any corrective action required to be taken based on consultations with Manager. The Adviser shall not be liable for any consequential or incidental damages. The Adviser and its Affiliates will not be liable to Manager for any Liabilities relating to the failure of Manager or its Affiliates to comply with this Agreement and/or any applicable insurance laws and rules, or as a result of any error of judgment or mistake of law.

     Any tax consequence(s) under variable insurance products funded by the Fund resulting from the Adviser's negligent failure to comply with its Tax Compliance Responsibilities as defined in Section 2 of this Agreement, or resulting from Adviser's failure to take any corrective action required to be taken based on consultations with Manager, will be considered direct damages.

     12. DISCLOSURE.

     The Manager shall not, without the prior written consent of the Adviser, make representations regarding or reference to the Adviser or any of its affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

     13. REFERENCE TO MANAGER OR LIFE COMPANY OR TRUST.

     Any materials utilized by the Adviser which contain any information relating to the Manager, a life insurance company investing in the Fund (including any information relating to its separate accounts or variable annuity or variable life insurance contracts) or the Trust shall be submitted to the Manager for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. No such materials shall be used if the Adviser or the Manager reasonably objects in writing to such use within five (5) days after receipt of such material.

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

     14. COMPUTER SYSTEMS.

     The Adviser hereby warrants and represents to the Manager that it has or will have on or prior to December 31, 1999, plans, steps and procedures which are reasonably designed to make its mission critical computers, software, hardware, processes, and procedures related to the services provided herein that are date sensitive, Year 2000 Compliant (as defined below), provided that, Adviser makes no representation or warranty as to the Year 2000 Compliance (as defined below) of third party products or services and Adviser shall not be responsible for any failure of its computer, software, hardware, processes or procedures to the extent such failures arise as a result of or in connection with external dependencies including energy utilities, telecommunications firms, clients, counter parties, exchanges, depositories, governments and regulatory agencies and third party providers of products or services. As used herein, Year 2000 Compliant or Year 2000 Compliance means information and technology that accurately processes date and time data, including calculating, comparing and sequencing, from, into and between the twentieth and twenty-first centuries; and, the years 1999 and 2000; and leap year calculations.

     15. DEFINITIONS.

     For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     16. MISCELLANEOUS.

     Notices and other writings delivered or mailed postage prepaid to Manager and the Trust at 3100 Sanders Road, Northbrook, Illinois 60062, Attention:
Barbara J. Whisler; or to Adviser at 522 Fifth Avenue, New York, New York 10036,
Attention: Kathleen H. Tripp, or to such other address as Manager or Advisor may hereafter specify by written notice to the most recent address specified by the other party, will be deemed to have been properly delivered or given hereunder to the respective addressee.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The paragraph headings of this Agreement are for convenience of reference and do not constitute a part hereof. This Agreement shall be governed in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of laws.

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

     If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                             Very truly yours,


                                             LSA ASSET MANAGEMENT LLC

                                             By:     /s/ John Hunter
                                                     ---------------
                                             Name:   John Hunter
                                             Title:  President




Accepted:
J.P. Morgan Investment Management Inc.
By:     /s/ Diane Minardi
        -----------------
Name:   Diane Minardi
Title:  Vice President

                                   EXHIBIT A

                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                            LSA ASSET MANAGEMENT LLC
                                      AND
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.


PORTFOLIO                                    FEE SCHEDULE

J.P. Morgan Disciplined Equity Fund          .35% of average daily net
                                             assets of the first $250 million;
                                             and .30% of average daily net
                                             assets in excess of $250 million.








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